UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010
Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 277-4100
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 21, 2010, Morgans Hotel Group Co. (the “Registrant”) entered into a Waiver Agreement (the “Waiver Agreement”) with Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P. (collectively, the “Investors”). The Waiver Agreement permits the purchase by the Investors of up to $88 million in aggregate principal amount of the Registrant’s 2.375% Senior Subordinated Convertible Notes due 2014 (the “Convertible Notes”) within six months of April 21, 2010 and subject to the limitations and conditions set forth therein. Pursuant to the Waiver Agreement, in the event an Investor proposes to sell the Convertible Notes at a time when the market price of a share of common stock of the Registrant exceeds the then effective conversion price of the Convertible Notes, the Registrant is granted certain rights of first refusal for the purchase of the same from the Investors. In the event an Investor proposes to sell the Convertible Notes at a time when the market price of a share of common stock of the Registrant is equal to or less than the then effective conversion price of the Convertible Notes, the Registrant is granted certain rights of first offer to purchase the same from the Investors.
A copy of the Waiver Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 3.03.
On April 21, 2010, the board of directors of the Registrant resolved to amend the Amended and Restated Stockholder Protection Rights Agreement (the “Rights Agreement”), dated as of October 1, 2009, between the Registrant and Mellon Investor Services LLC (“Mellon”), as Rights Agent, in connection with the entry into of the Waiver Agreement to exempt the ownership of the Convertible Notes by any person from the determination of the beneficial ownership of common stock of the Registrant by such person under the Rights Agreement for so long as the Convertible Notes have not been acquired in the two years preceding October 17, 2014 and provided further that at the time the Convertible Notes were acquired the market price of the shares of common stock of the Registrant did not exceed the conversion price applicable to the Convertible Notes. Thereafter, on April 21, 2010, the Registrant and Mellon entered into Amendment No. 2 to the Rights Agreement (“Amendment No. 2”) to amend the definition of “Beneficial Owner” to reflect such exemption.
A copy of Amendment No. 2 is being filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.1	Amendment No. 2, dated as of April 21, 2010, to Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between the Registrant and Mellon Investor Services LLC, as Rights Agent

10.1	Waiver Agreement, dated as of April 21, 2010, by and among the Registrant, Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2010	MORGANS HOTEL GROUP CO.
	By:	/s/ Richard Szymanski
		Name:	Richard Szymanski
		Title:	Chief Financial Officer and Secretary

Exhibit Number	Description

4.1	Amendment No. 2, dated as of April 21, 2010, to Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between the Registrant and Mellon Investor Services LLC, as Rights Agent

10.1	Waiver Agreement, dated as of April 21, 2010, by and among the Registrant, Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P.

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